DISTRIBUTION TERMINATION AND ACQUISITION AGREEMENT
This Distribution Termination and Acquisition Agreement (the “Agreement”) is entered into the date both Parties have signed this agreement, and is between Baxter Healthcare Corporation, a Delaware corporation (“Baxter” or “Distributor”), and Rockwell Medical, Inc., a Delaware corporation (“Rockwell” or “Company”). Baxter and Rockwell are sometimes individually referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms that are used but not defined herein have the meanings given to them in the Distribution Agreement.
Recitals
A.Baxter and Rockwell entered into an Exclusive Distribution Agreement dated as of October 2, 2014, as amended, with an initial term expiring October 2, 2024 (the “Distribution Agreement”), pursuant to which Rockwell agreed to develop, manufacture and sell Rockwell Products (as defined in the Distribution Agreement) and Baxter agreed to market, sell, and distribute Rockwell Products pursuant to the terms and conditions of the Distribution Agreement;
B.Rockwell wishes to reacquire distribution rights for Rockwell Products and terminate the Distribution Agreement and commence selling Products directly to customers; and
C.Baxter and Rockwell want to work together to help maintain reasonable continuity of supply of Product to customers.
In consideration of the undertakings of the Parties as set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
1.Reacquired Rights; Distribution Termination and Transition
1.1.This Agreement will become effective November 9, 2022 (“Effective Date”).
1.2.Rockwell will reacquire the rights to distribute its Products directly to customers as set forth herein.
1.3.The Distribution Agreement will automatically terminate effective December 31, 2022, (the “Termination Date”), subject to Section 5. The time period from the Effective Date until the Termination Date is the “Transition Period”.
1.4.Rockwell is permitted during the Transition Period to communicate with Baxter’s and its affiliates’ active, existing customers for the Products (“Baxter Customers”) and set up Baxter Customers, including signing contracts and establishing invoicing and ordering processes, for Rockwell’s Commercialization of Product with respect to the Baxter Customers after the Transition Period. Notwithstanding anything to the contrary in the Distribution Agreement or this Agreement, Rockwell is permitted during the Transition Period to communicate with, and Commercialize Products to, any customers that are not Baxter Customers; provided Rockwell shall obtain Baxter’s prior written consent with respect to each non-Baxter Customer before doing so, such consent not to be unreasonably withheld, delayed or conditioned. Baxter will pass along any sales leads it receives to Rockwell during the Transition Period. During the Transition Period, Baxter shall not Commercialize Products to any customer other than the Baxter Customers, unless Baxter receives prior written consent from Rockwell to do so with respect to each non-Baxter Customer, such consent not to be unreasonably withheld, delayed or conditioned.
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2.Product Customers
2.1.Rockwell shall, until March 31, 2023, supply the Baxter Customers in Attachment 1 (Extended Account) of this Agreement with Products at the same prices and under the same terms offered to such Baxter Customers by Baxter immediately prior to the Effective Date, including, without limitation, terms relating to delivery, delivery costs, and order placement and fulfillment. Baxter represents and warrants that it has provided Rockwell with complete and correct copies, selectively redacted by Baxter to certain remove non-relevant information, of all such terms prior to the Effective Date. Rockwell shall have no obligation to supply such Baxter Customers on such terms after March 31, 2023.
2.2.After the Termination Date, Rockwell shall assume responsibility for supplying Product to Baxter Customers listed in Attachment 2 (“3PL Accounts”). For avoidance of doubt, except as provided in Section 2.1, Rockwell shall have the right to supply and sell products to customers on terms and conditions specified by Rockwell in its sole discretion.
2.3.Notwithstanding anything in this Agreement or the Distribution Agreement to the contrary, after the Termination Date, Baxter: (a) is permitted to sell any Product Baxter purchased prior to the Termination Date but still in Baxter’s inventory (e.g., in transit or with a 3PL) (“Remaining Inventory”) until such inventory is fully depleted solely to Baxter Customers that are individual persons who utilize Products at their place of residence for dialysis therapy at home; or (b) may also elect to sell to Rockwell up to [***] (inclusive of freight and warehousing costs) worth of the Remaining Inventory, and Rockwell hereby agrees to buy up to [***] (inclusive of freight and warehousing costs) worth of such Remaining Inventory, at a price equal to the price paid by Baxter to Rockwell for such Product and Rockwell also agrees to pay freight and warehousing costs incurred by Baxter with respect to such Product (such costs not to exceed 10% of the total value of the Remaining Inventory). [***].
2.4.Rockwell shall not discriminate against any Baxter Customer during the Transition Period, including, but not limited to, with respect to: the allocation of supply, application of fees and pass-through of costs, fulfillment and delivery of orders, Customer Service, Transportation Services, and technical support, and shall use commercially reasonable efforts to continue to continue to supply Products to Baxter Customers consistent with past practice through the end of the Transition Period. During the Transition Period, Baxter shall not discriminate against Rockwell with respect to Baxter Customers, including without limitation in bundling of products or promoting other suppliers of the Products, and shall use commercially reasonable efforts to continue to sell Products consistent with past practice through the end of the Transition Period.
2.5.Until February 15, 2023, Rockwell may request, and Baxter shall provide, reasonable support of Rockwell’s onboarding of Baxter Customers, and Baxter may request, and Rockwell shall provide, reasonable support of Baxter’s transition and wind-down of its Product sales relationships with Baxter Customers. Rockwell will be responsible for operating its own sales, service, logistics, and other business operations, including, without limitation, sales, marketing, contracting, customer service, invoicing and collections, and delivery; Baxter may provide information and other reasonable support requested by Rockwell to assist Rockwell until February 15, 2023, but Baxter is not obliged to perform any business operations for or on behalf of Rockwell.
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2.6.Baxter makes no representation, warranty, or guarantee that any Baxter Customer will transition to a supply relationship directly with Rockwell or that Rockwell will realize any value or volume of Product sales after the Effective Date. Baxter makes no representation, warranty, or guarantee regarding the value of Baxter Customer relationships. Rockwell acknowledges Baxter does not control or direct Baxter Customer’s purchasing decisions, and Customers have sole discretion to decide to source concentrates from Rockwell or from any other concentrates supplier.
3.Financial Matters. Each Party acknowledges and agrees that the following terms shall replace all financial and pricing terms, payments and amounts owed from either Party to the other Party under the Distribution Agreement and that no additional payments of any kind is due from Baxter to Rockwell or from Rockwell to Baxter with respect to the Distribution Agreement, including, without limitation, Contract Price Adjustments, True-Up Payments, Delivery Fees, Freight Fees, Economic Value Transfer Payments, Transportation Cap Credit or Correction Payments, whether accrued before or after the Termination Date, except as follows:
3.1.Product Price. Rockwell agrees to sell Products to Baxter ordered by Baxter after the Effective Date until the Termination Date at the prices set forth in the “Rockwell Standard Price” column in Attachment 3. Such prices are fixed and will be deemed the Contract Price under the Distribution Agreement. Baxter shall pay unpaid invoices for Product purchases made before the Effective Date, and for Product purchases made before the Termination Date, in accordance with Section 4.4 of the Distribution Agreement. During the Transition Period, each Party shall continue consistent with past practice to pass-through to the other any payments such Party collects from a Baxter Customer pursuant to invoices issued by the other Party. During and after the Transition Period, if a customer payment is received by one Party that should have been made to the other Party for an invoice issued by such Party, then the receiving Party shall promptly notify the other Party of such customer payment and both Parties shall reasonably cooperate with one another and assist customers to ensure such mis-directed customer payments are received by the invoicing Party.
3.2.True-Up Notice Payment. Upon execution of this Agreement, Baxter shall pay [***] as full and final satisfaction of the amount owed pursuant to Section 4.3(d) and (f) of the Distribution Agreement for Contract Price adjustments for the 2021 calendar year and as full satisfaction of the True-Up Notice for 2021. Baxter will owe no additional amounts as True-Up payments for Contract Price adjustments.
3.3.Customer Service and Transportation Services Payments.
3.3.1.As full and final payment for Customer Services provided and to be provided by Rockwell in calendar year 2022, upon execution of this Agreement Baxter shall pay Rockwell [***]; Baxter will not owe any additional amount for Customer Services under the Distribution Agreement, other than the 1.5% of Customer Service Cost management fee.
3.3.2.Baxter shall pay Rockwell the amount set forth in the “Rockwell Distribution Costs” column in Attachment 3 for Transportation Services provided from October 1, 2022 through the end of the Transition Period, including any additional rush order delivery charges and/or late fees; Baxter will not owe any additional amount for Transportation Services, and shall not owe any Transportation Services related management fee, for this time period. For services provided prior to October 1, 2022, Baxter’s payment for Transportation Services shall be made in accordance with the terms of the Distribution Agreement then in effect.
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3.3.3.Rockwell shall invoice Baxter for the services described in Sections 3.3.1 and 3.3.2 pursuant to the terms of the Distribution Agreement, provided Rockwell Distribution Costs will be invoiced separately at the end of each month for the prior month and shall be payable within 45 days after receipt. The invoice will include such detail and be provided in such format as reasonably requested by Baxter, and will at a minimum include information by customer name, order date, delivery date, each unit ordered, each unit delivered and the corresponding distribution costs of each unit.
3.4.Non-Inventory Related Payments. As full and final payment of the amounts owed by Baxter for the items listed in the chart in Attachment 4, upon execution of this Agreement Baxter shall pay [***].
3.5.Invoicing. Except as otherwise or additionally provided in Section 3.3 above, Rockwell shall invoice Baxter in accordance with Section 4.4 of the Distribution Agreement.
3.6.Rockwell Reacquisition Rights Payment to Baxter. As consideration for this Agreement and Rockwell’s reacquisition of Product Commercialization rights granted exclusively to Baxter under the Distribution Agreement earlier than such rights would have terminated pursuant to the terms of the Distribution Agreement, Rockwell shall pay Baxter [***].
3.7.Right to Offset. Baxter is permitted to, and Rockwell hereby expressly grants Baxter the right to, offset payments due from Baxter to Rockwell, including, without limitation, those amounts due under Section 3.3, against any unpaid amounts due from Rockwell to Baxter pursuant to Section 3.6 that are not paid by Rockwell by the applicable due date set forth in Section 3.6.
3.8.Default. Rockwell’s failure to pay to Baxter any Installment on or before the date that the Installment becomes due and payable under Section 3.6 constitutes an event of default of this Agreement (“Default”).
3.8.1.Notice of Default. Baxter shall provide written notice by email and regular mail to Rockwell that a Default has occurred (“Default Notice”) as provided in Section 11.9 of the Distribution Agreement.
3.8.2.Opportunity to Cure. Upon receipt of a Default Notice, Rockwell shall have five (5) calendar days to cure the Default (“Cure Period”). If Rockwell cures the Default within the Cure Period, it will no longer be in Default.
3.8.3.No Waiver of Default. Baxter’s acceptance of any Installment hereunder which is not timely or is less than the full amount due and payable at the time of such Installment shall not constitute a waiver of Baxter’s right to pursue any available remedies at that time or at any subsequent time or nullify actions already undertaken by Baxter to enforce any such remedy, or in any way or manner prejudice, impair, diminish, or restrict any right, power, or remedy available to Baxter under this Agreement. Any delay by Baxter in sending a Default Notice shall not constitute a waiver of its rights to enforce this Agreement or a Default hereunder.
3.8.4.Remedy. If Rockwell fails to cure the Default within the Cure Period, any remaining balance of the [***] Installments due under this Agreement that has not yet been paid to Baxter by Rockwell will become immediately due and payable to Baxter. [***].
4.Customer Communications, Public Statements, and Non-Disparagement. Neither Party shall make any statement to the marketplace, customers, or any public statements about the Parties’ relationship and the supply of Products without coordinating with the other Party.
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Baxter will have the right to direct the communication strategy with Baxter Customers and any other Baxter Customer communication reasonably related to the relationship between Baxter and Rockwell, including the right to draft any written communication on behalf of Baxter or both Baxter and Rockwell, provided that Rockwell will have the right to reasonably consent to such communications mentioning Rockwell. Neither Rockwell nor Baxter shall engage in any conduct or make any statement disparaging or criticizing the other Party or its Affiliates, or any products or services offered by the other Party or its Affiliates. Both Parties shall protect the terms of this Agreement, including, without limitation, the provisions set forth in Section 3 (Consideration and Financial Matters) as Confidential Information under the Distribution Agreement. Notwithstanding the forgoing or anything else to the contrary, Rockwell may make such disclosures and communications that are necessary to comply with applicable securities laws, the rules and regulations of the Securities and Exchange Commission, U.S. generally accepted accounting principles, or with an Order issued by a court or regulatory body with competent jurisdiction. Rockwell shall provide Baxter with prior written notice of its intent to make such disclosure or communication at least five (5) calendar days in advance of such disclosure or communication if reasonably practicable.
5.Contract Operations.
5.1.The Parties mutually acknowledge and agree that this Agreement amends the Distribution Agreement as provided herein, and the terms of this Agreement will control and supersede over any conflicting terms in the Distribution Agreement.
5.2.Except for terms expressly defined herein, references to any of defined terms herein will have the same meaning and effect in this Agreement as they had in the Distribution Agreement.
5.3.The following provisions of the Distribution Agreement are hereby deleted from the Distribution Agreement and will be of no force or effect after the Effective Date: Section 1.3 (Original Customer Contracts); Section 1.4 (Promotional and Training Material); Section 1.5 (Transition Services); Section 3.1 (Forecasts); the first, fourth and fifth sentences of Section 3.3 (Manufacturing Capacity) only (but excluding clauses (d) and (f) of such fifth sentence); Section 3.4 (Option to Assume Manufacturing); Section 3.8 (Minimum Requirements); Section 3.9 (West Coast Facility); Section 3.10 (Joint Steering Committee); Section 3.11 (Key Person); Section 4.1 (Upfront Payment); Section 4.2 (Contract Price – 2014); Section 4.3 (Contract Price – Balance of the Term); Section 4.5 (West Coast Facility Fee); Section 4.6 (Refund of Upfront Payment and West Coast Facility Fee); Section 10.1 (Term); Section 10.2(c) (Contract Price Increase); Section 10.2(d) (Change of Control); Section 10.2(e) (Distributor’s Option); Section 10.4 (Fulfillment of Customer Contracts); Section 10.5 (Remaining Inventory); Section 11.17 (Debt Payment; Restriction on Liens); Exhibit E (Gallon Conversion Formulas); Exhibit F (Estimated COGS Methodology); and Exhibit J (Price Schedule).
5.4.The following provisions of the Distribution Agreement are hereby amended as set forth below:
1.1.1.The Distributor Rights are amended to be non-exclusive and any other references to exclusive rights or grants or other exclusivity are amended to be non-exclusive.
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1.1.2.Exhibit C (Support Services) is deleted in its entirety and is replaced by Attachment 5 (New Exhibit C) to this Agreement.
1.1.3.Section 10.3 (Surviving Rights and Obligations) is amended to remove Article 10 (Term and Termination) from the list of surviving rights and obligations, and to add Section 10.3 (Surviving Rights and Obligations) and Section 10.6 (Noncompetition) as surviving provisions.
1.1.4.Section 10.6 (Noncompetition) is amended to replace it with the following: “For a period of two years from the Termination Date, the Distributor and its Affiliates shall not manufacture or Commercialize any Rockwell Competitive Products in the United States, other than the Excluded Products.” In addition, for purposes of this amended Section 10.6, “Effective Date” in the definition of Excluded Products will be deemed to also mean the Termination Date defined in Section 1.2 of this Agreement.
1.1.5.Section 11.9 (Notices) is amended to replace the notice information with the following updated addresses:
If to the Company:
Rockwell Medical, Inc.
30142 Wixom Road
Wixom, MI 48393
Attention: Mark Strobeck, President and Chief Executive Officer
Email: mstrobeck@rockwellmed.com
with a copy (which will not constitute notice) to:
Rockwell Medical, Inc.
30142 Wixom Road
Wixom, MI 48393
Attention: Megan Timmins, Senior Vice President & General Counsel
Email: mtimmins@rockwellmed.com
If to the Distributor:
Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, Illinois 60015
Attention: General Counsel
Telecopy: 224.948.2000
5.5.The following provisions of the Distribution Agreement are hereby expressly incorporated into this Agreement as if fully set forth herein: Section 8.1 (Mutual Representations), Article 9 (Confidentiality), Article 11 (Miscellaneous) (except 11.17 (Debt Payment; Restriction on Liens)). Any reference in these provisions as incorporated herein to the Agreement will be deemed to apply to this Agreement.
6.Fees and Expenses. Each Party hereto shall bear its own fees and expenses (including attorneys’ fees) incurred in connection with the Distribution Agreement, this Agreement and the consummation of the transactions contemplated hereby.
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7.Representations. Each Party hereby represents and warrants that it has not assigned or otherwise conveyed or delegated, in whole or in part, any claim or right that it has or may have under the Distribution Agreement to any third party or person. Each Party represents that the execution and delivery of this Agreement is the duly authorized and binding act of the Party, and that the Party’s signatory hereto is duly authorized to execute this Agreement on behalf of the Party.
8.No Admission of Liability. Baxter and Rockwell expressly agree and acknowledge that their entering into this Agreement shall not be construed in any manner as an admission of any liability, obligation, or wrongdoing on the part of either Party. Each Party expressly denies any and all liability or wrongdoing with respect to the Distribution Agreement.
9.Limitation of Representations and Warranties.  ROCKWELL REPRESENTS AND ACKNOWLEDGES THAT ANY RIGHTS AND ASSETS ACQUIRED BY ROCKWELL PURSUANT TO THIS AGREEMENT (COLLECTIVELY, THE “ACQUIRED ASSETS”) ARE BEING SOLD TO ROCKWELL ON AN "AS IS, WHERE IS" BASIS, WITHOUT ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR CAUSE.
10.Cooperation between the Parties. Each Party shall fully cooperate with the other Party with respect to the performance of this Agreement. Each Party will provide or make available to the other Party any information and will execute, acknowledge and deliver such further documents that may reasonably be required in order to effectively perform this Agreement and to evidence the termination of the Distribution Agreement, and to release all obligations and liabilities of the Parties thereunder.
11.Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the Parties. There are no third-party beneficiaries to this Agreement. Each Party acknowledges and agrees that it fully understands the provisions set forth in this Agreement and their effect, and that each Party is voluntarily entering into this Agreement.
12.Counterparts; Electronic or Facsimile Transmission. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Agreement may be delivered by one or both Parties by facsimile or electronic transmission with the same effect as if delivered personally.
13.Entire Agreement; Modification. This Agreement is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any prior Agreement or communications between the Parties, whether written, oral, electronic or otherwise, unless otherwise expressly provided for in this Agreement. No change, modification, amendment, or addition of or to this Agreement shall be valid unless in writing and signed by authorized representatives of the Parties. Each Party hereto has received independent legal advice regarding this Agreement and their respective rights and obligations set forth herein. The Parties acknowledge and agree that they are not relying upon any representations or statements made by the other Party or the other Party’s employees, agents, representatives or
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attorneys regarding this Agreement, except to the extent such representations are expressly set forth herein.
14.Governing Law. Any claim or controversy relating in any way to this Agreement shall be governed by and interpreted exclusively in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

[SIGNATURES ON FOLLOWING PAGE; REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have signed this Agreement on the date set forth below.

Baxter Healthcare Corporation

By:
Name:
Title:
Date:

Rockwell Medical, Inc.

By:
Name:
Title:
Date:

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ATTACHMENT 1
Extended Accounts
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ATTACHMENT 2
3PL Accounts
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ATTACHMENT 3
Contract Price and Distribution Cost
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ATTACHMENT 4
Settlement of Certain Non-Inventory Related Costs
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ATTACHMENT 5
New Exhibit C

Exhibit C
Support Services
The Company will provide the services as described below under the following terms and conditions for the benefit of the Distributor’s efforts to Commercialize the Products.
Support Service
Support Services to be provided include customer service (“Customer Service”) and transportation/distribution service (“Transportation Services”), each as more fully described below.
Customer Service
Customer Service includes all services necessary to support customers with the ordering of Products through the fulfillment of Product orders, including fielding and resolving all inquiring and disputes related thereto. More specifically (and without limiting the foregoing), Customer Services include support related to order processing, order management, order fulfillment information technology, order fulfillment problem resolution, customer service inquiries related to orders and product use (including with respect to mixer services), sales force support for new customer set up, general inquiries around customer order status and technical service support deployment for Dri-Sate® Dry Acid Concentrate Mix System units (whether such units were installed prior to, on or after the Effective Date).
Transportation Service
Transportation Service includes all services necessary to ensure that Products ordered by customers or the Distributor are delivered from the applicable Company manufacturing facility to the applicable customer in accordance with the applicable delivery instructions. More specifically (and without limiting the foregoing), Transportation Services include support related to distribution and delivery services including customer routing, shipments to customers and delivery of products within customer locations, as well as to fleet operations, hiring and instructing truck drivers, cross dock operations, transshipment costs to cross docking operations, facilitating local delivery, courier services, retaining, managing and paying third party freight carriers, supplying and paying for fuel, paying fleet management costs, obtaining insurance consistent with past practice of the Company, filing and managing insurance claims and disputes, regulatory compliance in connection with Product transportation and overall transportation services management.
Dri-Sate® Dry Acid Concentrate Mix Systems (Mixer Services)
At the Distributor’s request, the Company will (i) supply or cause to be supplied technical services with respect to assisting customers with the Dri-Sate® Dry Acid Concentrate Mix Systems units for such units installed on or after the Effective Date and (ii) oversee and support training for the Distributor with such respect to the Dri-Sate® Dry Acid Concentrate Mix Systems (the “Post-Transaction Mixer Services”). In addition, the Company will supply or cause to be supplied (at its sole cost and expense) technical services with respect to Dri-Sate® Dry Acid Concentrate Mix Systems units for such units installed prior to the Effective Date (the “~~Pre-~~
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~~Transaction~~Pre-Transaction Mixer Services”, together with the “Post-Transaction Mixer Services, the “Mixer Services”).
Dedicated Resources
The Company commits to utilize the resources necessary to adequately fulfill customer orders and deliveries and to otherwise perform the Support Services, the Transportation Services and the Mixer Services (the “Services”). These resources will remain in place and dedicated to the Distributor’s efforts to Commercialize Concentrate Products unless (i) significant changes occur around sales activity justifying a change, either increase or decrease, over the duration of the Services period and (ii) Distributor consents to such changes. Such changes will be communicated to the Distributor for approval no less than 10 days prior to taking effect.
Term of Services
The Services shall be provided by the Company until the expiration of the Transition Period.
Fees
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ATTACHMENT 6
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